MEEDER ASSET MANAGEMENT, INC.
                               6125 Memorial Drive
                                 P. O. Box 7177
                               Dublin, Ohio 43017
                                  614-766-7000

                                                                 October 1, 2003


The Huntington National Bank
41 South High Street
Columbus, Ohio 43215
Attention: Institutional Trust Custody Group

Meeder Premier Portfolios
6125 Memorial Drive
P. O. Box 7177 Dublin, Ohio 43017

          Re:  Custody Fee Agreement
               ---------------------

Ladies and Gentlemen:

     This letter will confirm our mutual understanding and agreement as follows:

     1. The Huntington National Bank, a national banking association (the "Custodian"), and the Meeder Premier Portfolios, a Massachusetts business trust (the "Trust"), are entering into a Custody Agreement of even date (the "Custody Agreement") providing for the custody and safekeeping of the assets of the Trust and its initial four series or mutual funds (each a "Fund" and collectively the "Funds").

     2. The undersigned Meeder Asset Management, Inc., an Ohio corporation (the "Adviser"), serves as investment adviser to the Trust and the Funds pursuant to an Investment Advisory Agreement of even date (the "Advisory Agreement") providing, among other things, that the Adviser will pay the fees and expenses of the Custodian under the Custody Agreement.

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     3. The  Custodian is amenable to accepting  payment of its custody fees and expenses from the Adviser and agrees to same so long as the Adviser makes timely payment of the Custodian's invoices calculated in accordance with the fee schedule included as part of the Custody Agreement and delivered by the Custodian to the Adviser.

     Please confirm your acceptance of and agreement to the foregoing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Custodian, the Trust and the Adviser.

                                        Very truly yours,

                                        MEEDER ASSET MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                                     [Name and Title]

Accepted and agreed as of the date first above written.

THE HUNTINGTON NATIONAL BANK


By:
    -------------------------------
           [Name and Title]

MEEDER PREMIER PORTFOLIOS

By:
    -------------------------------
           [Name and Title]

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